  SECURITIES AND EXCHANGE COMMISSION

  Washington, D.C. 20549

  ________________________

  FORM 8-K

  CURRENT REPORT

  Pursuant to Section 13 or 15 (d) of the
  Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)
  August 10, 2000

FMC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-4079804
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 East Randolph Drive, Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)

(312) 861-6000
Registrant's telephone number,
including area code

Item 5. Other Events

On August 10, 2000, FMC Corporation issued the following release:

FMC Chairman/CEO Burt Recovering from Surgery

CHICAGO, August 10, 2000-FMC Corporation announced that FMC Chairman and CEO Robert N. Burt underwent neurosurgery today and is recovering in a Chicago-area hospital. The surgery follows the previously announced treatment of a skin cancer that involved surgical removal of lymph nodes in his neck. Burt is expected to be released from the hospital within a week.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

              FMC CORPORATION

              By /s/ Stephen F. Gates

              Stephen F. Gates
              Senior vice president, General
               Counsel and Secretary

Date: August 17, 2000